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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8) and related Prospectuses pertaining to the New Era of Networks, Inc. Amended and Restated 1995 Stock Option Plan, the New Era of Networks, Inc. Amended and Restated 1997 Director Option Plan; New Era of Networks, Inc. 1998 Nonstatutory Stock Option Plan, Century Analysis Inc. 1996 Equity Incentive Plan, Convoy Corporation 1997 Stock Option Plan, Microscript, Inc. 1997 Stock Option Plan, Home Financial Network,Inc. 1995 Stock Plan, the 1999 Nonstatutory Stock Plan, the 1996 Stock Plan, the 1988 Stock Option Plan, the 2001 Director Stock Option Plan, the 1992 Director Stock Option Plan, the 1991 Employee Stock Purchase Plan, the 1991 Foreign Subsidiary Employee Stock Purchase Plan, the Powersoft Corporation 1994 Amended and Restated Incentive and Non-Qualified Stock Option Plan, the Complex Architectures, Inc. Stock Option Plan and the Letter Agreement dated February 25, 1994 between Complex Architectures, Inc. and Frank A. Sola, and the Expressway Technologies 1987 Stock Option Plan, the Registration Statement (Form S-3) dated as of June 26, 2000, for the issuance of 7,381,917 shares in connection with Sybase's acquisition of Home Financial Network, and the Registration Statement (Form S-4) dated as of March 15, 2001, of our report dated January 24, 2002, with respect to the consolidated financial statements of Sybase, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Our audits also included the financial statement schedule of Sybase, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP



Walnut Creek, California
March 28, 2002